Exhibit 10.2
Execution Version
REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (this “Registration Rights Agreement”) is dated as of April 2, 2008, by and among Teton Energy Corporation, a Delaware corporation (the “Company”), and the holders listed on Schedule A hereto (each, a “Holder”, collectively, the “Holders”).
RECITALS
A. The Company and Shelby Resources, LLC, a Colorado limited liability company, have entered into that certain Purchase, Sale and Exploration Agreement, dated as of March 24, 2008 (the “Asset Purchase Agreement”), pursuant to which the Company issued to the Holders shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and warrants to purchase additional shares of Common Stock (the “Warrants”); and
B. The Company and the Holders are obligated to enter into this Registration Rights Agreement, in order, among other things, to provide for restrictions on the transfer of the Shares and the Warrants and registration rights with respect to the Registrable Securities (as defined below), on the terms and conditions more fully set forth herein.
AGREEMENT
     In consideration of the foregoing recitals and the mutual promises set forth in this Registration Rights Agreement, the parties agree as follows:
ARTICLE I
DEFINITIONS
     “Affiliate” means, with respect to any specified person, any person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the person specified.
     “Business Day” means any Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Colorado are authorized or obligated by law or executive order to close.
     “Company Stock” means means (i) the Shares issued to the Holders pursuant to the Asset Purchase Agreement, (ii) all shares of Common Stock issuable to the Holders upon exercise of the Warrants issued to the Holders pursuant to the Asset Purchase Agreement, and (iii) any shares of Common Stock issued as a dividend or distribution with respect to, or in exchange for, or in replacement of the shares described in clauses (i) and (ii) above.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Form S-3” means a Registration Statement on Form S-3 or any successor form.
     “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.
     “Registrable Securities” means (i) the Shares issued to the Holders pursuant to the Asset Purchase Agreement, (ii) all shares of Common Stock issuable to the Holders upon exercise of the Warrants issued to the Holders pursuant to the Asset Purchase Agreement, and (iii) any shares of Common Stock issued as a dividend or distribution with respect to, or in exchange for, or in replacement of the shares described in clauses (i) and (ii) above, provided, however, that Registrable Securities shall not include any securities described in clauses (i) through (iii) above which either (w) have been sold to the public either pursuant to a registration statement or pursuant to Rule 144 under the Securities Act, (x) have been sold in a private transaction in which the Holder’s rights under this Registration Rights Agreement are not assigned (y) may then be sold by the Holder pursuant to Rule 144 under the Securities Act, or (z) have otherwise been registered by the Company pursuant to a shelf registration statement.
     “Registrable Securities then outstanding” means the number of shares of Common Stock that are Registrable Securities and are then issued and outstanding and the number of shares of Common Stock that are issuable upon the exercise of the Warrants.
     “Registration Statement” means the Form S-3 registration statement filed by the Company with the SEC pursuant to Section 2.1 hereof; provided, however, if the Company is not eligible to use a Form S-3 registration statement to fulfill its obligations under Section 2.1 hereof, then Registration Statement means the Form S-1 or Form S-2 registration statement filed by the Company, as determined by the Company, with the SEC pursuant to Section 2.1 hereof.
     “Representative” shall mean Shelby Resources, LLC, a Colorado limited liability company, or such other person as designated by the Holders holding Registrable Securities then outstanding representing a majority of all of the Holders’ Registrable Securities then outstanding and following written notice to the Company of such designation.
     “Securities Act” means the Securities Act of 1933, as amended.
     “SEC” or “Commission” means the United States Securities and Exchange Commission.
     “Transfer” means mean any direct or indirect, voluntary or involuntary, sale, assignment, transfer, conveyance, distribution, or gift whereby the rights of ownership of the person are alienated or disposed of, whether by operation of law or otherwise.

ARTICLE II
REGISTRATION
     2.1 Company’s Obligation. Subject to receipt of necessary information in writing from the Holders, the Company will use its commercially reasonable efforts to prepare and file with the SEC, as soon as practicable after the Closing Date (as defined in the Asset Purchase Agreement), but in no event later than ninety (90) days from the Closing Date, the Registration Statement to enable the resale of the Registrable Securities by the Holders from time to time during the Registration Period (defined below) on the American Stock Exchange (or such other market, quotation system or exchange on which the Common Stock may then be listed) or in privately negotiated transactions. The Company will use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable after filing. Once the Registration Statement has been declared effective by the SEC, the Company will use its commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement current and effective until the earliest to occur of (i) the expiration of thirty (30) months from the Closing Date extended by the number of days of any Deferral (as defined below) or Suspension (as defined below); (ii) the date on which all Registrable Securities may be sold within any three-month period under Rule 144 promulgated under the Securities Act; and (iii) the date on which all Registrable Securities have been sold pursuant to the Registration Statement or otherwise (the “Registration Period”). Thereafter, the Company shall be entitled to withdraw the Registration Statement and the Holders will have no further right to offer or sell any of the Registrable Securities pursuant to the Registration Statement. Subject to the provisions in the following sentence, the Company will not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1 if (a) a material event has occurred or is reasonably likely to occur that has not been publicly disclosed (provided that nothing herein requires the disclosure of such information to the Holders) or (b) the Company reasonably determines in good faith, following consultation with counsel, that a registration would be reasonably likely to materially interfere with any material financing, acquisition, disposition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries (taken as a whole). If any event in clause (a) or (b) occurs, the Company will have the right to defer (a “Deferral”) taking such action for a period of not more than ninety (90) days after written certification by the Company’s Chief Executive Officer of such Deferral is given to the Representative on behalf of the Holders. Notwithstanding the foregoing, the Company shall only be entitled to Deferrals for a period of time not to exceed sixty (60) consecutive days or more than an aggregate of ninety (90) days in any rolling twelve-month period under this Registration Rights Agreement (unless Holders holding Registrable Securities then outstanding representing a majority of all of the Holders’ Registrable Securities then outstanding otherwise consent in writing).

     2.2 Suspension. In the event:
     (a) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement,
     (b) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose,
     (c) of the receipt by the Company of any notification with respect to the suspension or the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose,
     (d) of any event or circumstance which necessitates the making of any changes in the Registration Statement, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus included in the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
     (e) a good faith determination of the Company, following consultation with counsel, is made that continued use by the Holders of the Registration Statement for purposes of effecting offers or sales of Registrable Securities pursuant thereto would require, under the Securities Act, premature disclosure in the Registration Statement of material, nonpublic information concerning the Company, its business or prospects or any proposed transaction involving the Company and that it is essential to suspend the use by the Holders of such Registration Statement for purposes of effecting offers or sales of Registrable Securities thereto, then the Company will deliver a written certification by the Company’s Chief Executive Officer to the Holders (the “Suspension Notice”) to the effect of the foregoing and, upon delivery of such Suspension Notice, the Holders will stop selling any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until the Holders’ receipt of copies of a supplemented or amended Registration Statement that has been prepared and filed by the Company or until they are advised in writing by the Company that the current Registration Statement may be used. The receipt of any Suspension Notice by the Holders shall not be disclosed, and shall be kept in strict confidence, by the Holders. Notwithstanding the foregoing, the Holders shall not be prohibited (unless Holders holding Registrable Securities then outstanding representing a majority of all of the Holders’ Registrable Securities then outstanding otherwise consent in writing) from selling Registrable Securities pursuant to the Registration Statement as a result of

Suspensions under this Section 2.2 for a period of time not to exceed sixty (60) consecutive days or more than an aggregate of ninety (90) days in any rolling twelve-month period.
     2.3 Restrictions on Holders. The Holders agree that they will not effect any disposition of the Registrable Securities except as permitted by law (and subject to any other restrictions contained in agreements to which Holder is a party) and that they will each promptly notify the Company in writing of any changes in the information set forth in the Registration Statement regarding each such Holder or its plan of distribution. No Holder will have any right to obtain or seek any injunction restraining or otherwise delaying any registration hereunder as a result of any controversy that might arise with respect to the interpretation or implementation of this Registration Rights Agreement. The Company is entitled to instruct its transfer agent to impose “stop transfer instructions” with respect to the Registrable Securities whenever the transfer of such Registrable Securities is prohibited pursuant to this Registration Rights Agreement or applicable law.
     2.4 Expenses. All expenses incident to the Company’s performance of or compliance with the registration pursuant to ARTICLE II consisting of all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, fees and expenses incurred in connection with listing on the American Stock Exchange (or such other market, quotation system or exchange on which the Common Stock may then be listed), printing expenses, messenger expenses, telephone and delivery expenses, and fees and disbursements of the Company’s counsel and of independent certified public accountants of the Company, will be borne by the Company. The Company will also pay its internal expenses and the fees and expenses of any person retained by the Company.
ARTICLE III
OBLIGATIONS OF COMPANY AND HOLDERS
     3.1 Company Actions. Whenever required to effect the registration of any Registrable Securities under this Registration Rights Agreement, the Company will, as expeditiously as commercially reasonable:
     (a) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;
     (b) furnish to the Representative on behalf of the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they reasonably may request in writing in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;
     (c) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as will reasonably be requested by the Holders, provided that the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already qualified to do business or subject to service in such jurisdiction and except as may be required by the Securities Act;
     (d) use its commercially reasonable efforts to cause all such Registrable Securities registered pursuant to this Registration Rights Agreement to be listed on the American Stock Exchange (or such other market, quotation system or exchange on which the Common Stock may then be listed);
     (e) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
     (f) enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter or underwriters of such offering, provided that Holder shall also enter into and perform its obligations under such underwriting agreement;
     (g) use its commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters;
     (h) notify the Representative on behalf of each Holder covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
     (i) amend or supplement any such prospectus in order to cause such prospectus not to include any untrue statement of material fact and to include any omitted statement required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and
     (j) advise the Representative on behalf of each selling Holder and any underwriters promptly after the occurrence of any of the following events (i) when the prospectus or any prospectus supplement relating to the registration statement filed on behalf of such selling Holders or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective, (ii) of any request by the Commission for amendments to the registration statement or amendments or supplements relating to the registration statement filed on behalf of such selling Holders to the prospectus or for additional information relating thereto, or (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Registration Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes.
     3.2 Holders Must Furnish Information. It will be a condition precedent to the obligations of the Company to take any action pursuant to ARTICLE II that the selling Holders will from to time to time furnish to the Company such information in writing regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as will be required to timely effect or maintain the registration of their Registrable Securities. The Company will permit a single firm of legal counsel (designated by the Holders holding Registrable Securities then outstanding representing a majority of all of the Holders’ Registrable Securities then outstanding) to review and comment on the Registration Statement and all amendments and supplements thereto on behalf of all of the Holders for a reasonable period of time (not to exceed two (2) Business Days) prior to its filing with the SEC. Each Holder hereby covenants with the Company not to make any sale of the Registrable Securities under the Registration Statement without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied, and further agrees to comply with reasonable requests of the Company and/or its transfer agent to provide additional information and representations concerning such sale.
     3.3 Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act (or any successor rule) and any other rule or regulation of the SEC that may at any time permit any Holder to sell Registrable Securities to the public without registration, the Company shall use its commercially reasonable efforts to (a) make and keep public information available, as those terms are understood and defined in Rule 144, until such date as all of Registrable Securities shall have been eligible to be resold under Rule 144; and (b) file with the SEC in a timely manner all reports and other documents required to be filed by the Company under the Exchange Act.
     3.4 Legend on Shares. Each certificate representing Registrable Securities shall bear the following restrictive legends:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO PROVISIONS OF A REGISTRATION RIGHTS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”
     3.5 Restrictions on Sale of Shares of Company Common Stock.
     (a) During the period of time commencing on the date of this Registration Rights Agreement and continuing until October 2, 2008 (the “Lock-up Period”), neither any Holder nor any Permitted Assignee (as defined below) shall Transfer any Company Stock, except Transfers to a Permitted Assignee.
     (b) Following the expiration of the Lock-up Period and continuing until July 2, 2009, neither any Holder nor any Permitted Assignee shall Transfer any Company Stock, except as follows:
(i) sales of shares of Common Stock by a Holder and its Permitted Assignees that do not exceed during any calendar month an amount equal to 15% of the sum of (x) the number of Shares issued to Holder pursuant to the Asset Purchase Agreement plus (y) the number of shares of Common Stock issued upon the exercise of Warrants issued to Holder pursuant to the Asset Purchase Agreement (as appropriately adjusted to reflect any stock split, combination, dividend or other distribution occurring after the date hereof), provided, however that any sales pursuant to Section 3.5(b)(ii) below shall be excluded for purposes of calculating the number of shares saleable under this Section 3.5(b)(i) during any calendar month;
(ii) sales of not less than one hundred thousand (100,000) shares of Common Stock (as appropriately adjusted to reflect any stock split, combination, dividend or other distribution occurring after the date hereof), or such lesser amount to the extent that such Holder (and any Permitted Assignee) sell all remaining shares of Company Stock held by such Holder (and its Permitted Assignee), in privately negotiated sales transactions following the Company’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed; or

(iii) Transfers to a Permitted Assignee.
     (c) Notwithstanding the provisions of this Section 3.5, all or any portion of the Company Stock or Warrants issued to any Holder may be Transferred to a shareholder, partner (limited or general), member, other equity owner or other Affiliate of such Holder (a “Permitted Assignee”), provided that the Holder provides the Company with written notice of such Transfer and the Permitted Assignee executes and delivers to the Company at least three (3) Business Days prior to such Transfer a written instrument in form and substance reasonably satisfactory to the Company, signifying, among other things, that such Permitted Assignee’s agreement to be bound by all of the terms of this Registration Rights Agreement and any amendments hereto, that such Permitted Assignee has complied with all applicable federal and state securities laws, and to the assumption of all of the terms and provisions of this Registration Rights Agreement and any amendments hereto. The Permitted Assignee shall be bound by all of the obligations of and restrictions upon a Holder under this Registration Rights Agreement.
ARTICLE IV
INDEMNIFICATION
     If any Registrable Securities are included in a registration statement pursuant to this Registration Rights Agreement:
     4.1 By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder and each of its directors, officers, managers and other Affiliates (if any), any underwriter (as defined in the Securities Act) for such Holder and each person (if any) who controls such Holder or underwriter (within the meaning of the Securities Act or the Exchange Act) against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):
     (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any final prospectus contained therein, or any amendments or supplements thereto;
     (b) the omission or alleged omission to state in such Registration Statement, including any final prospectus contained therein, or any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading; or
     (c) any violation or alleged violation by the indemnifying party of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such Registration Statement, which untrue statement, omission, or violation, as applicable, is a direct cause of monetary damage suffered by such indemnified party.
The Company’s obligation to indemnify hereunder is subject to and conditioned upon (i) receiving prompt written notice in reasonable detail from the indemnified party of the nature of and the facts surrounding such claim, accompanied by all documents related thereto; (ii) such indemnified party’s full cooperation with the prosecution, defense, and settlement of any such claim; and (iii) the Company having the right to prosecute, defend, and settle any such claim with counsel of its own choosing. Subject to the following sentence, the Company will reimburse such indemnified party for the costs of any settlement of any claim, provided, however, that the indemnity agreement contained in this Section 4.1 will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company, which consent will not be unreasonably withheld, conditioned or delayed nor will the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon any breach of this Agreement or violation of applicable law or a Violation which occurs in reliance upon and in conformity with any information furnished expressly for use in connection with such registration by such Holder, officer, director or controlling person of such Holder.
     4.2 By Holders. To the extent permitted by law, each Holder will indemnify and hold harmless the Company, each of its directors, officers, and each other Affiliates (if any) of the Company, each person (if any) who controls the Company (within the meaning of the Securities Act), any underwriter (ad defined in the Securities Act), any other Holder selling securities under such Registration Statement and any of such other Holder’s directors, officers, other Affiliates, or controlling person against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, other Affiliate, controlling person, or other such Holder, director, officer, other Affiliate or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with any information furnished by such Holder expressly for use in connection with such registration. A Holder’s obligation to indemnify hereunder is subject to and conditioned upon (a) receiving prompt written notice in reasonable detail from the indemnified party of the nature of and the facts surrounding such claim, accompanied by all documents related thereto; (b) such indemnified party’s full cooperation with the prosecution, defense, and settlement of any such claim; and (c) the Holder having the right to prosecute, defend, and settle any such claim with counsel of its own choosing. Subject to the following sentence, the Holder will reimburse such indemnified party for the costs of any settlement of any claim, provided, however, that the indemnity agreement contained in this Section 4.2 will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Holder, which consent will not be unreasonably withheld, conditioned or delayed, provided, further that no such Holder will be required to indemnify any amount under this Section 4.2 in excess of the net proceeds of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement.

     4.3 Contribution. If the indemnification provided for in this ARTICLE IV is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations, provided that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering giving rise to the violation received by such Holder less any amounts paid pursuant to Section 4.2.
ARTICLE V
GENERAL PROVISIONS
     5.1 Assignment. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, permitted assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee and prior to receipt by the Company of sufficient assurance of compliance with the applicable federal and state securities laws in connection with any proposed transfer, the Company may deem and treat the person listed as the holder of such shares or other securities in its records as the absolute owner and holder of such shares and securities for all purposes.
     5.2 Amendment. Unless otherwise provided for herein, any provision of this Registration Rights Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders holding Registrable Securities then outstanding representing a majority of all of the Holders’ Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 5.2 will be binding upon each Holder and the Company.
     5.3 Termination. This Registration Rights Agreement shall terminate at the expiration of the Registration Period, provided, however that ARTICLE IV (Indemnification) and this ARTICLE V (General Provisions) shall survive such termination of this Registration Rights Agreement and shall remain in full force and effect for the duration of the applicable statute of limitations.
     5.4 Notices. All notices, requests, claims, demands and other communications under this Registration Rights Agreement will be in writing and will be deemed given (a) upon transmitter’s confirmation of a receipt of a facsimile if received prior to 4:00 pm local time of the recipient on a Business Day, (b) when delivered, if delivered personally (including by courier), or (c) on the Business Day after mailing, if sent by a nationally recognized overnight delivery service which has and maintains records of the time, place, and recipient of delivery, addressed at the following addresses:
     (i) if to a Holder, at such Holder’s respective address as set forth below such Holder’s name on Schedule A;
with a copy (which shall not constitute notice) to:
Hogan & Hartson LLP
One Tabor Center
1200 Seventeenth Street, Suite 1500
Denver, CO 80202
Attention: Mark Heimlich, Esq.
Facsimile: 303.899.7333
     (ii) if to the Company, to:
Teton Energy Corporation
410 17th Street, Suite 1850
Denver, CO 80202
Attention: Mr. Dominic Bazile
Facsimile: 303.565.4606
with a copy (which shall not constitute notice) to:
Gersten Savage LLP
600 Lexington Avenue, 9th Floor
New York, NY 10022-6018
Attention: David Danovitch, Esq.
Facsimile: 212.980.5192
     (iii) if to the Representative, to:
Shelby Resources LLC
1658 Cole Boulevard, Suite 205
Lakewood, CO 80401
Attention: James A. Waechter III, Manager
Facsimile: 720.274.4685
with a copy (which shall not constitute notice) to:
Hogan & Hartson LLP
One Tabor Center

1200 Seventeenth Street, Suite 1500
Denver, CO 80202
Attention: Mark Heimlich, Esq.
Facsimile: 303.899.7333
Any party may by notice so given change its address for future notices hereunder by giving five (5) Business Days advance notice to all other parties.
     5.5 Entire Agreement. This Registration Rights Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Registration Rights Agreement and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. In the event of any express conflict between the terms of this Registration Rights Agreement, the Asset Purchase Agreement and the other agreements referenced herein and therein to which both the Company and the Holder are a party, this Registration Rights Agreement shall govern.
     5.6 Governing Law. The internal laws of the State of Delaware, irrespective of its conflicts of law principles, shall govern the validity of this Registration Rights Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto; provided, however, that issues involving securities laws shall be subject to the provisions of any applicable federal and state securities laws.
     5.7 Expenses. If any action at law or in equity is necessary to enforce the terms of this Registration Rights Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements incurred in connection with such enforcement in addition to any other relief to which such party may be entitled.
     5.8 Severability. If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Registration Rights Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated, and the parties agree to put the parties in as similar a place as possible if such term, provision, covenant or restriction had not been invalidated, voided or not enforced.
     5.9 Counterparts; Facsimile Delivery. This Registration Rights Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Registration Rights Agreement may be delivered by PDF or facsimile.
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     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

TETON ENERGY CORPORATION, a Delaware corporation

By:

Dominic J. Bazile II
Executive Vice President and Chief Operating Officer

HOLDER:

(Signature)
[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]